Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc., a South Carolina corporation
AcariaHealth Pharmacy #11, Inc., a Texas corporation
AcariaHealth Pharmacy #12, Inc., a New York corporation
AcariaHealth Pharmacy #13, Inc., a California corporation
AcariaHealth Pharmacy #14, Inc., a California corporation
AcariaHealth Pharmacy, Inc., a California corporation
AcariaHealth, Inc., a Delaware corporation
Access Health Solutions, LLC, a Florida LLC
Agate Resources, Inc., an Oregon corporation
AHA Administrative Services, LLC, an Alabama LLC
Ambetter of Magnolia, Inc., a Mississippi corporation
Ambetter of Peach State Inc., a Georgia corporation
ANJ, LLC, a Texas LLC
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona, Inc., an Arizona corporation
Buckeye Community Health Plan, Inc., an Ohio corporation
California Health and Wellness Plan, a California corporation
Cantina Laredo Clayton, LP, a Delaware limited partnership
Casenet S.R.O., a Czech Republic S.R.O.
Casenet, LLC, a Delaware LLC
Catalina Behavioral Health Services, Inc., an Arizona corporation
CBHSP Arizona, Inc., an Arizona corporation
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenpatico of Arizona Inc., an Arizona corporation
Cenpatico of Louisiana, Inc., a Louisiana corporation
Centene Center II, LLC, a Delaware LLC
Centene Center, LLC, a Delaware LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Corporation, a Delaware corporation
Centene Management Company, LLC, a Wisconsin LLC
Centene UK Limited, an English and Welsh private company
Centurion Group, Inc., a Delaware corporation
Centurion of Florida, LLC, a Florida LLC
Centurion of Minnesota, LLC, a Minnesota LLC
Centurion of Mississippi, LLC, a Mississippi LLC
Centurion of Tennessee, LLC, a Tennessee LLC
Centurion of Vermont, LLC, a Vermont LLC
Centurion, LLC, a Delaware LLC
Clayton Property Investment, LLC, a Delaware LLC
CMC Hanley, LLC, a Missouri LLC
CMC Real Estate Company, LLC, a Delaware LLC
Comfort Hospice of Missouri, LLC, a Michigan LLC

Comfort Hospice of Texas, LLC, a Michigan LLC
ComfortBrook Hospice, LLC, an Ohio LLC
Coordinated Care Corporation, an Indiana corporation
Coordinated Care of Washington, Inc., a Washington corporation
Country Style Health Care, LLC, a Texas LLC
Drummonds Medical Limited, an English and Welsh private company
Envolve Captive Insurance Company, Inc., a South Carolina corporation
Envolve Dental, Inc., a Delaware corporation
Envolve Dental of Florida, Inc., a Florida corporation
Envolve Dental of Texas, Inc., a Texas corporation
Envolve Holdings, Inc., a Delaware corporation
Envolve, Inc., a Delaware corporation
Envolve - New York, Inc., a New York corporation
Envolve PeopleCare, Inc., a Delaware corporation
Envolve Pharmacy Solutions, Inc., a Delaware corporation
Envolve Total Vision, Inc., a Delaware corporation
Envolve Vision Benefits, Inc., a Delaware corporation
Envolve Vision, Inc, a Delaware corporation
Envolve Vision of Florida, Inc, a Florida corporation
Envolve Vision of Texas, Inc., a Texas corporation
Family Nurse Care II, LLC, a Michigan LLC
Family Nurse Care of Ohio, LLC, a Michigan LLC
Family Nurse Care, LLC, a Michigan LLC
FH Assurance Company, a Cayman Islands corporation
FH Surgery Centers Inc., a California corporation
FH Surgery Limited, Inc., a California corporation
Fidelis SecureCare of Michigan, Inc., a Michigan corporation
Foundation Health Facilities, Inc., a California corporation
GPT Acquisition, LLC, a Delaware LLC
Grace Hospice of Austin, LLC, a Michigan LLC
Grace Hospice of Colorado, LLC, a Michigan LLC
Grace Hospice of Grand Rapids, LLC, a Michigan LLC
Grace Hospice of Indiana, LLC, a Michigan LLC
Grace Hospice of San Antonio, LLC, a Michigan LLC
Grace Hospice of Virginia, LLC, a Michigan LLC
Grace Hospice of Wisconsin, LLC, a Michigan LLC
Granite State Health Plan, Inc., a New Hampshire corporation
Greater Sacramento Surgery Center LP, a California limited partnership
Hallmark Life Insurance Company, an Arizona corporation
Health Care Enterprises, LLC, a Delaware LLC
Health Net Access, Inc., an Arizona corporation
Health Net Community Solutions, Inc., a California corporation
Health Net Community Solutions of Arizona, Inc., an Arizona corporation
Health Net Federal Services, LLC, a Delaware LLC
Health Net Health Plan of Oregon, Inc., an Oregon corporation
Health Net, Inc., a Delaware corporation
Health Net Life Insurance Company, a California corporation
Health Net Life Reinsurance Company, a Cayman Islands corporation
Health Net of Arizona Administrative Services, Inc., an Arizona corporation
Health Net of Arizona, Inc., an Arizona corporation

Health Net of California, Inc., a California corporation
Health Net of California Real Estate Holdings, Inc., a California corporation
Health Net of Pennsylvania, LLC, a Pennsylvania LLC
Health Net of the Northeast, LLC, a Delaware LLC
Health Net One Payment Services, Inc., a Delaware corporation
Health Net Pharmaceutical Services, a California corporation
Health Net Preferred Providers, LLC, a Delaware LLC
Health Net Services Inc., a Delaware corporation
Health Net Veterans, LLC, a Delaware LLC
Health Plan Real Estate Holdings, Inc., a Missouri corporation
Healthy Louisiana Holdings, LLC, a Delaware LLC
Healthy Missouri Holdings, Inc., a Missouri corporation
Heritage Home Hospice, LLC, a Michigan LLC
Home State Health Plan, Inc., a Missouri corporation
HomeScripts.com, LLC, a Michigan LLC
Hospice DME Company, LLC, a Michigan LLC
HSI Advantage Health Holdings, Inc., a Delaware corporation
IAH of Florida, LLC, a Florida LLC
IlliniCare Health Plan, Inc., an Illinois corporation
Independent Professional Services, LLC, an Oregon LLC
Integrated Mental Health Services, a Texas corporation
Integrated Pharmacy Systems, Inc., a Pennsylvania corporation
Kentucky Spirit Health Plan, Inc., a Kentucky corporation
Lane Individual Practice Association, Inc., an Oregon corporation
LBB Industries, Inc., a Texas corporation
LifeShare Management Group, LLC, a New Hampshire LLC
LiveHealthier, Inc., a Delaware corporation
Louisiana Healthcare Connections, Inc., a Louisiana corporation
LSM Holdco, Inc., a Delaware corporation
Magnolia Health Plan, Inc., a Mississippi corporation
Managed Health Network, a California corporation
Managed Health Network, LLC, a California LLC
Managed Health Services Insurance Corporation, a Wisconsin corporation
Massachusetts Partnership of Correctional Healthcare, LLC, a Massachusetts LLC
MHN Global Services, Inc., a Delaware corporation
MHN Government Services LLC, a Delaware LLC
MHN Services IPA, Inc., a New York corporation
MHN Government Services-Belgium, Inc., a Delaware corporation
MHN Government Services-Djibouti, Inc., a Delaware corporation
MHN Government Services-Germany, Inc., a Delaware corporation
MHN Government Services-Guam, Inc., a Delaware corporation
MHN Government Services-International, Inc., a Delaware corporation
MHN Government Services-Italy, Inc., a Delaware corporation
MHN Government Services-Japan, Inc., a Delaware corporation
MHN Government Services-Puerto Rico, Inc., a Delaware corporation
MHN Government Services-Turkey, Inc., a Delaware corporation
MHN Government Services-United Kingdom, Inc., a Delaware corporation
MHN Services, LLC, a California LLC
MHS Consulting International, Inc., a Delaware corporation
MHS Travel & Charter, Inc., a Wisconsin corporation

National Pharmacy Services Inc., a Delaware corporation
Nebraska Total Care, Inc., a Nebraska corporation
Network Providers, LLC, a Delaware corporation
North Florida Health Services, Inc., a Florida corporation
Novasys Health, Inc., a Delaware corporation
Peach State Health Plan, Inc., a Georgia corporation
Pennsylvania Health Care Plan, Inc., a Pennsylvania corporation
Phoenix Home Health Care, LLC, a Delaware LLC
Pinnacle Home Care, LLC, a Texas LLC
Pinnacle Senior Care of Indiana, LLC, a Michigan LLC
Pinnacle Senior Care of Kalamazoo, LLC, a Michigan LLC
Pinnacle Senior Care of Missouri, LLC, a Michigan LLC
Pinnacle Senior Care of Wisconsin, LLC, a Wisconsin LLC
PrimeroSalud, S.L., a Spanish Sociedad Limitada
QualMed, Inc., a Delaware corporation
QualMed Plans for Health of Colorado, Inc., a Colorado corporation
QualMed Plans for Health of Pennsylvania, Inc., a Pennsylvania corporation
QualMed Plans for Health of Western Pennsylvania, Inc., a Pennsylvania corporation
R&C Healthcare, LLC, a Texas LLC
Rapid Respiratory Services, LLC, a Delaware LLC
RMED, LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Seniorcorps Penninsula, LLC, a Virginia LLC
Specialty Therapeutic Care Holdings, LLC, a Delaware LLC
Specialty Therapeutic Care, GP, LLC, a Texas LLC
Specialty Therapeutic Care, LP, a Texas limited partnership
Sunflower State Health Plan, Inc., a Kansas corporation
Sunshine Health Holding, LLC, a Florida LLC
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
The Practice (Group) Limited, an English and Welsh private company
The Practice Health Division Limited , an English and Welsh private company
The Practice Properties Limited, an English and Welsh private company
The Practice Services Limited, an English and Welsh private company
Traditional Home Health Services, LLC, a Texas LLC
Trillium Community Health Plan, Inc., an Oregon corporation
U.S. Medical Management Holdings, Inc., a Delaware corporation
U.S. Medical Management, LLC, a Delaware LLC
U.S. Script IPA, LLC, a New York LLC
USMM Accountable Care Network, LLC, a Delaware LLC
USMM Accountable Care Partners, LLC, a Delaware LLC
USMM Accountable Care Solutions, LLC, a Delaware LLC